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As filed with the Securities and Exchange Commission on April 1, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-6169860 (I.R.S. Employer Identification No.)

333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary
CNA Financial Corporation
333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)

Securities of CNA Financial Corporation:

Senior debt securities(3)(4)

Subordinated debt securities(3)(4)

Subordinated junior debt securities(3)(4)

Preferred stock, no par value(3)(4)

Depositary shares(3)(5)

Common stock, $2.50 par value per share(3)(4)

Warrants(6)

Purchase contracts(7)

Purchase units(8)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities or that are issued in units or represented by depositary shares. In reliance on and in accordance with Rules 456(b), 457(r) and 457(p), the Registrants are deferring payment of all of the registration fees.

(2)
The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(3)
Senior debt securities, subordinated debt securities, subordinated junior debt securities, preferred stock, depositary shares and common stock, as may be issuable upon conversion or redemption, or upon the exercise of warrants registered under this registration statement, of senior debt securities, subordinated debt securities, subordinated junior debt securities, preferred stock or depositary shares, as the case may be, registered under this registration statement.

(4)
Senior debt securities, subordinated debt securities, subordinated junior debt securities and shares of preferred stock and common stock may also be issued by CNA Financial Corporation upon settlement of the purchase contracts or purchase units of CNA Financial Corporation.

(5)
Depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event CNA Financial Corporation elects to offer to the public fractional interests in shares of preferred stock registered under this registration statement, depositary receipts may be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(6)
Warrants may represent rights to purchase debt securities, preferred stock, common stock or depositary shares registered under this registration statement.

(7)
Purchase contracts may be issued separately or as purchase units.

(8)
Purchase units may consist of a purchase contract and any of the debt securities registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the applicable purchase contract securities under the purchase contract, securing the holders' obligations to purchase the applicable purchase contract securities under the purchase contract.

PROSPECTUS

CNA Financial Corporation

Senior Debt Securities
Subordinated Debt Securities
Subordinated Junior Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Purchase Units

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

        We may offer, from time to time, the securities described in this prospectus separately or together in any combination.

        We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

        Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol "CNA."

        Investing in our securities involves risks. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, over time, offer and sell any combination of any series of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units described in this prospectus in one or more offerings. In this prospectus, we will refer to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units collectively as the "securities." This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before purchasing any securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to:

  •
  "CNAF," "we," "us," "our" and similar references mean CNA Financial Corporation; and

  •
  the "CNA Companies" and the "Company" mean CNA Financial Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website located at http://www.sec.gov and on the investor relations pages of our website located at http://www.cna.com. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to disclose certain information to you in this prospectus by referring you to documents previously filed with the SEC that include such information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was "furnished," under applicable SEC rules, rather than "filed").

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  Our Current Reports on Form 8-K dated February 9, 2016, February 23, 2016 and March 22, 2016; and

  •
  The description of our common stock contained in Amendment No. 2 to our Registration Statement on Form 8-A/A filed with the SEC on April 14, 2010 under Section 12(b) of the Securities Exchange Act of 1934.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Office of the General Counsel
CNA Financial Corporation
333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

THE CNA COMPANIES

        We are a global insurance organization serving businesses with a broad range of commercial insurance products, including property and casualty, surety and insurance-related services. We serve a wide variety of customers, including small, medium and large businesses, insurance companies, associations, professionals, and other groups with a broad range of commercial products and services. Our core insurance products primarily include commercial property and casualty coverages, including surety. Our services include risk management, information services, warranty and claims administration. Our products and services are marketed through independent agents, brokers and managing general underwriters.

        Based on 2014 statutory net written premiums, we are the 8th largest commercial insurance writer with an established market position across a diverse range of specialty and standard insurance products for commercial clients. Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The trading symbol for our common stock is "CNA." As of December 31, 2015, Loews Corporation ("Loews") owned approximately 90% of our outstanding common stock.

        We were incorporated as a Delaware corporation in 1967. Our principal subsidiary is The Continental Corporation, incorporated in 1968, which is the holding company of Continental Casualty Company ("CCC"), incorporated in 1897. The principal subsidiary of CCC is Western Surety Company ("WSC"), incorporated in 1900.

        Our principal business is property and casualty insurance. CCC, WSC and each of their property and casualty insurance affiliates generally conduct our property and casualty insurance operations, including surety. Our life and group insurance operations, which have either been sold or are being managed as a run-off operation, are conducted by CCC. The principal market for insurance products offered by us is the United States, with a strong and expanding market presence in Canada and Europe.

 FORWARD-LOOKING STATEMENTS

        This prospectus, the documents that we incorporate by reference in this prospectus and any related prospectus supplement may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "anticipates," "believes," "estimates" and other similar expressions or future or conditional verbs such as "will," "should," "would" and "could" are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, including under the headings "Risk Factors" and "Forward-Looking Statements," as updated by our other SEC filings filed after such Annual Report. You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus and any related prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

RISK FACTORS

        Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by other SEC filings filed after such report, as well as any risks described in any applicable prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.

USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus will be added to our general funds and used for general corporate purposes which may include, but are not limited to, prepayment of other debt and capital contributions to our subsidiaries to support such subsidiaries' operations.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. The ratio of earnings to fixed charges is computed by dividing (1) the sum of income from continuing operations before income taxes and fixed charges less undistributed income from unconsolidated equity investees by (2) total fixed charges. For purposes of computing these ratios, fixed charges consist of interest expense, an estimated interest portion of rental expense and interest credited to policyholders.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	5.4	7.4	6.2	5.0	6.8

 SECURITIES TO BE OFFERED

Securities to be offered

        The following types of securities may be offered and sold from time to time under this prospectus:

  (1)
  our senior debt securities;

  (2)
  our subordinated debt securities, which together with the senior debt securities, are collectively referred to in this prospectus as the "debt securities";

  (3)
  our subordinated junior debt securities, which are referred to in this prospectus as the "junior debt securities";

  (4)
  shares of our common stock, par value $2.50 per share;

  (5)
  shares of our preferred stock, no par value, which may be represented by depositary shares;

  (6)
  warrants to purchase our debt securities, junior debt securities, common stock, preferred stock or depositary shares;

  (7)
  purchase contracts to purchase any of our debt securities, junior debt securities, common stock, preferred stock, depositary shares or warrants, which are collectively referred to in this prospectus as the "purchase contract securities"; and

  (8)
  purchase units, each representing ownership of a purchase contract and any of (x) our debt securities or junior debt securities and/or (y) debt obligations of third parties, including treasury bonds and similar obligations of the United States, securing the holder's obligations to purchase the applicable purchase contract securities under the purchase contract.

        Any of the securities may be offered and sold in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and set forth in a prospectus supplement. The securities offered pursuant to this prospectus may be sold for U.S. dollars, foreign denominated currency or currency units. Similarly, the amounts payable by us as dividends, interest, principal or other distributions also may be payable in U.S. dollars, foreign denominated currency or currency units. Debt securities and junior debt securities may consist of debentures, notes or other evidences of indebtedness. We will describe all of these terms in the prospectus supplement relating to the applicable offering.

        You should read the summaries below of the securities offered pursuant to this prospectus, as well as the description of the particular securities in any applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities will consist of notes, debentures or other evidences of indebtedness. Debt securities may be issued from time to time in one or more series. The senior debt securities will be issued under an indenture, dated March 1, 1991, between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as trustee, as supplemented by a first supplemental indenture, dated as of October 15, 1993, by a second supplemental indenture, dated as of December 15, 2004 and by a third supplemental indenture, dated as of February 24, 2016, among us, The Bank of New York Mellon Trust Company, N.A., as first trustee, and U.S. Bank National Association, as separate trustee, under such Indenture in respect of the 4.500% Senior Notes Due 2026. The indenture, as supplemented, governing the senior debt securities is referred to in this prospectus as the "senior indenture." The subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as trustee. The indenture governing the subordinated debt is referred to in this prospectus as the "subordinated indenture," and the senior indenture and the subordinated indenture are sometimes referred to collectively as the "indentures" and individually as the "indenture." References hereinafter to "trustee" are collectively references to The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), in its capacity as first trustee under the senior indenture except with respect of the 4.500% Senior Notes Due 2026, and U.S. Bank National Association, in its capacity as separate trustee under the senior indenture with respect of the 4.500% Senior Notes Due 2026, and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), in its capacity as trustee under the subordinated indenture.

        Each of the indentures has been qualified under the Trust Indenture Act of 1939 and is subject to that Act. Copies of the senior indenture and the form of the subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the indentures and the debt securities. Because it is only a summary, it does not contain all of the details found in the full text of the debt securities and the indentures, including the definitions of certain terms used in the description of the debt securities in this prospectus, and other terms that are made a part of the indentures by the Trust Indenture Act of 1939.

        The indentures are substantially identical except for provisions relating to subordination. Any debt securities offered by this prospectus and any accompanying prospectus supplement are referred to herein as the "offered debt securities."

General

        The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies. Offered debt securities may be sold at par, a premium or an original issue discount. Offered debt securities sold at an original issue discount may bear no interest or interest at a below market rate. The specific terms of a series of offered debt securities will be established in or pursuant to a resolution of our board of directors and/or in one or more supplemental indentures. Pursuant to the indentures, we can establish different rights with respect to each series of debt securities issued under the indentures.

        The applicable prospectus supplement may, to the extent applicable, provide information for the following terms of the offered debt securities to the extent such terms are applicable to such offered debt securities:

  •
  the title of such offered debt securities and the particular series thereof;

  •
  any limit on the aggregate principal amount of such offered debt securities;

  •
  whether such offered debt securities will be senior or subordinated;

  •
  whether such offered debt securities are to be issuable in registered form, referred to in this prospectus as "registered securities," or bearer form, referred to in this prospectus as "bearer securities," or both, whether any of such offered debt securities are to be issuable initially in temporary global form and whether any of such offered debt securities are to be issuable in permanent global form, all of which are referred to in this prospectus as "global securities";

  •
  the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which such offered debt securities will be issued;

  •
  the date or dates on which such offered debt securities will mature;

  •
  the interest rate or rates per annum for the offered debt securities, or the formula by which such interest rate or rates shall be determined for the offered debt securities, the dates from which any such interest on the offered debt securities will accrue and the circumstances, if any, under which we may reset such interest rate or interest rate formula;

  •
  the interest payment dates on which any such interest on such offered debt securities will be payable, the regular record date for any interest payable on such offered debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which any interest payable on global securities on an interest payment date will be paid if other than in the manner described below under "Global Securities";

  •
  the person to whom interest on any registered securities of such series will be payable, if other than the person in whose name such offered debt securities (or one or more predecessor offered debt securities) is registered at the close of business on the regular record date for such payment, and the manner in which, or the person to whom, any interest on any bearer securities of such series will be payable, if otherwise than upon presentation and surrender of the coupons thereto;

  •
  if other than the principal amount of such offered debt securities, the portion of the principal amount of such offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

  •
  any mandatory or optional sinking fund or analogous provisions;

  •
  each office or agency where, subject to the terms of the applicable indenture as described below under "Payments and Paying Agents," the principal of any interest on such offered debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture as described below under "Denominations, Registration and Transfer," such offered debt securities may be presented for registration of transfer or exchange;

  •
  the date, if any, after which and the price or prices at which, such offered debt securities may be redeemed, pursuant to any optional or mandatory redemption provisions, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

  •
  the denominations in which such offered debt securities which are registered securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denomination in which such offered debt securities which are bearer securities will be issuable, if other than denominations of U.S. $5,000;

  •
  the currency or currencies of payment of principal of and any premium and interest on such offered debt securities;

  •
  any index used to determine the amount of payments of principal or any interest on such debt securities different from those described herein;

  •
  the application, if any, of any restrictive covenants or events of default that are in addition to or different from those described herein;

  •
  the form of such offered debt securities; and

  •
  any other terms and provisions of such offered debt securities not inconsistent with the terms and provisions of the applicable indenture including, without limitation, any restrictive covenants which may be applicable to us for the benefit of the holders of such offered debt securities.

        Any such prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to such offered debt securities. Offered debt securities of any series may be issued in one or more tranches as described in the applicable prospectus supplement.

        If the purchase price of any of the offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities are payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be described in the applicable prospectus supplement.

Ranking and Subordination

Senior Debt Securities.

        The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2015, we had approximately $2.5 billion aggregate principal amount of indebtedness for borrowed money which would rank pari passu with the senior debt securities, none of which was secured. The senior indenture does not limit the amount of debt, either secured or unsecured, that we may issue under the senior indenture or otherwise. Because we are a holding company, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of December 31, 2015 were approximately $41 billion, including $30 million of outstanding indebtedness. The senior debt securities will be effectively subordinated to all our current and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Subordinated Debt Securities.

        Indebtedness evidenced by the subordinated debt securities will be subordinated in right of payment, as set forth in the subordinated indenture, to the prior payment in full of all our existing and future senior indebtedness. Senior indebtedness is defined in the subordinated indenture as the principal of and interest on (including any interest that accrues after or would have accrued but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law, regardless of whether such interest is allowed or permitted to the holder of such debt against our bankruptcy or any other insolvency estate in such proceeding) and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refunds of any such debt. Amounts outstanding under any senior debt securities will be included in senior indebtedness. Excluded from the definition of senior indebtedness are the following: (a) any debt which expressly provides (i) that such debt shall not be senior in right of payment to the subordinated debt securities, or (ii) that such debt shall be subordinated to any of our other debt, unless such debt expressly provides that such debt shall be senior in right of payment to the subordinated debt securities; and (b) any of our debt in respect of the subordinated debt securities. As of December 31, 2015, we had approximately $2.5 billion aggregate principal amount of indebtedness for borrowed money which would rank senior to the subordinated debt securities and no borrowings which would rank junior or equal with the subordinated debt securities. Because we are a holding company, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of December 31, 2015 were approximately $41 billion, including $30 million of outstanding indebtedness.

        By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets: (i) the holders of subordinated debt securities will be required to pay over their share of such distribution to the holders of senior indebtedness until such senior indebtedness is paid in full; and (ii) the holders of junior debt securities may recover less, ratably, than holders of senior indebtedness and holders of subordinated debt securities.

        In the event that the subordinated debt securities are declared due and payable prior to their stated maturity by reason of the occurrence of an event of default, we are obligated to notify holders of senior indebtedness promptly of such acceleration. We may not pay the subordinated debt securities until 179 days have passed after such acceleration occurs and may thereafter pay the subordinated debt securities if the terms of the subordinated indenture otherwise permit payment at that time.

        No payment of the principal, issue price plus accrued original issue discount (if any), redemption price, interest, if any, or any other amount payable with respect to any subordinated debt securities may be made, nor may we acquire any subordinated debt securities except as described in the subordinated indenture, if any default with respect to senior indebtedness occurs and is continuing that permits the acceleration of the maturity of the senior indebtedness and either such default is the subject of judicial proceedings or we receive notice of the default, unless:

  •
  179 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the senior indebtedness is cured or waived; and

  •
  the terms of the subordinated indenture otherwise permit the payment or acquisition of the subordinated debt securities at that time.

Denominations, Registration and Transfer

        The offered debt securities will be issuable as registered securities, bearer securities or both. Offered debt securities may be issuable in the form of one or more global securities, as described below under "Global Securities." Unless otherwise provided in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. Global securities will be issued in a denomination equal to the aggregate principal amount of outstanding offered debt securities represented by such global securities. The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denominations for these offered debt securities.

        In connection with its original issuance, no bearer securities shall be mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Bearer Securities") and bearer securities may be delivered in connection with their original issuance only if the person entitled to receive such bearer securities furnishes written certification, in the form required by the applicable indenture, to the effect that such bearer securities are not being acquired by or on behalf of a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such bearer securities is being acquired by or on behalf of a United States person, that such United States person is a financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that is purchasing for its own account or for the account of a customer and which agrees to comply with the requirements of Section 1 65(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if offered debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer securities surrendered in exchange for registered securities between a record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the registered securities issued in exchange for such bearer securities, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Except as provided in an applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        Offered debt securities may be presented for exchange as provided above, and registered securities (other than global securities) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar we designate or at the office of any transfer agent we designate for such purpose with respect to any series of offered debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be made when the security registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as the security registrar under the indentures. If a prospectus supplement refers to any transfer agent, in addition to the security registrar, we initially designate with respect to any series of offered debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. Exceptions to the prior sentence will occur if offered debt securities of a series are issuable only as registered securities. We will be required to maintain a transfer agent in each place of payment for such series. Similarly, if offered debt securities of a series are issuable as bearer securities, then we will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of offered debt securities.

        In the event of any redemption, neither we nor the trustee shall be required to: (i) issue, register the transfer of or exchange offered debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of offered debt securities of that series selected to be redeemed and ending at the close of business (a) if offered debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and (b) if offered debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if offered debt securities of that series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered securities or portion thereof called for redemption, except the unredeemed portion of any registered securities being redeemed in part; or (iii) exchange any bearer securities called for redemption, except to exchange such bearer securities for registered securities of that series and like tenor which are immediately surrendered for redemption.

Payments and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any interest on registered securities (other than global securities) will be made at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable (subject to applicable laws and regulations) at the offices of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable (subject to applicable laws and regulations) at the offices of such paying agent or paying agents outside the United States as we may designate from time to time, except that, at our option, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. No payment with respect to any bearer securities will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained in the United States. Payments will not be made in respect of bearer securities or coupons relating to those bearer securities pursuant to presentation to us or our paying agents within the United States. Notwithstanding the foregoing, payment of principal of and any interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and we have delivered to the trustee an opinion of counsel to that effect.

        Unless otherwise indicated in an applicable prospectus supplement, the principal office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to offered debt securities which are issuable solely as registered securities. Any paying agent outside the United States and any other paying agent in the United States that we initially designate for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if offered debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment of such series and, if offered debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in each place of payment for such series in the United States for payments with respect to any registered securities of such series (and for payments with respect to bearer securities of such series in the circumstances described above, but not otherwise), (ii) a paying agent in each place of payment located outside the United States where offered debt securities of such series and any coupons belonging thereto may be presented and surrendered for payment; provided that if the offered debt securities of such series are listed on The International Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for offered debt securities of such series, and (iii) a paying agent in each place of payment located outside the United States where (subject to applicable laws and regulations) registered securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us may be served.

        All monies we pay to a paying agent for the payment of principal of and any interest on any offered debt securities that remains unclaimed for at least two years after such principal, premium, if any, or interest has become due and the payable will be repaid, at our request, to us. After this repayment, the holder of such offered debt securities or any coupon relating thereto will look only to us for payment thereof.

Global Securities

        The offered debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual offered debt securities represented thereby, global securities may not be transferred except as a whole by the depositary for such global securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of offered debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of global securities, the depositary for such global securities or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual offered debt securities represented by such global securities to the accounts of persons that have accounts with such depositary, who are referred to in this prospectus as "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to such offered debt securities or by us if such offered debt securities are offered and sold directly by us. Ownership of beneficial interests in global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in global securities.

        So long as the depositary for global securities or its nominee is the registered owner of such global securities, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the offered debt securities represented by such global securities for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in global securities will not be entitled to have any of the individual offered debt securities of the series represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of any such offered debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

        Payments of principal of and any premium and any interest on individual offered debt securities represented by global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global securities representing such offered debt securities. None of us, the trustee, any paying agent or the security registrar for such offered debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities for such offered debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of offered debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of permanent global securities representing any of such offered debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global securities for such offered debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depositary for a series of offered debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual offered debt securities of such series in exchange for the global securities representing such series of offered debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such offered debt securities, determine not to have any offered debt securities of such series represented by one or more global securities and, in such event, will issue individual offered debt securities of such series in exchange for the global securities representing such series of offered debt securities. Individual offered debt securities of such series so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples thereof.

Limitations on Issuance of Bearer Securities

        In compliance with United States federal tax laws and regulations, bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to a United States person (each as defined below) other than to a qualifying foreign branch of a United States financial institution, and any underwriters, agents and dealers participating in the offering of offered debt securities must agree that they will not offer any bearer securities for sale or resale in the United States or to a United States person (other than to a qualifying foreign branch of a United States financial institution) or deliver bearer securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of bearer securities confirming that such purchaser represents that it is not a United States person or is a qualifying foreign branch of a United States financial institution and, if such person is a dealer, that it will send similar confirmations to purchasers from it. The term "qualifying foreign branch of a United States financial institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165-12(c)(1)(v) that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder.

        Bearer securities and any coupons relating thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Internal Revenue Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on bearer securities and must treat as ordinary income, any gain realized on the sale or other disposition (including the receipt of principal) of bearer securities.

        The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate or, for taxable years beginning before January 1, 1997, a trust the income of which is subject to United States federal income taxation regardless of its source or, for taxable years beginning after December 31, 1996, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. The term "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

Defeasance

        The indentures provide that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee for such series of debt securities in trust of money and/or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest, if any, on the debt securities of such series on the maturity of such payments in accordance with the terms of the applicable indenture and the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to such trustee an opinion of counsel (who may be our counsel) to the effect that (i) holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the debt securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.

        The indentures provide that, if applicable, we may omit to comply with any additional restrictive covenants imposed on us in connection with the establishment of any series of debt securities and that clause (d) under "Events of Default" below with respect to such restrictive covenants and clause (e) under "Events of Default" shall not be deemed to be an event of default under the applicable indenture and the debt securities of any series, upon the deposit with the trustee under the applicable indenture, in trust of money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and each installment of interest, if any, on the debt securities of such series on the maturity of such payments in accordance with the terms of the applicable indenture and the debt securities of such series. Our obligations under the applicable indenture and debt securities of such series other than with respect to the covenants referred to above and the events of default other than the events of default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (who may be our counsel) to the effect that (i) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the debt securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit and defeasance.

        In the event we exercise our option to omit compliance with certain covenants of an indenture with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default described in clauses (d) or (e) under "Events of Default," the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we will remain liable for such payments.

        The term "U.S. government obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States or an agency thereof for the payment of which guarantee or obligation, the full faith and credit of the United States is pledged.

Modification of the Indentures

        The indentures contain provisions permitting us and the trustee, with the consent of the holders of a majority of the principal amount of the debt securities of each series then outstanding under such indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, among other things, (i) extend the final maturity of any debt securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, impair the right to institute suit for payment thereof or reduce any amount payable upon any redemption thereof without the consent of the holder of the debt securities so affected, or (ii) reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all outstanding debt securities. Our board of directors does not have the power to waive any of the covenants of the indentures including those relating to consolidation, merger or sale of assets.

Events of Default

        An event of default with respect to any series of debt securities is defined in the indentures as being:

  (a)
  a default by us for 30 days in the payment of any installment of interest on the debt securities of such series;

  (b)
  a default by us in the payment of any principal on the debt securities of such series when due;

  (c)
  a default by us in the payment of any sinking fund installment with respect to such series of debt securities;

  (d)
  a default by us in the performance of any of the agreements in the applicable indenture contained therein for the benefit of the debt securities of such series which shall not have been remedied within a period of 60 days after receipt of written notice by us from the trustee for such series of debt securities or by us and such trustee from the holders of not less than 25% in principal amount of the offered debt securities of such series then outstanding;

  (e)
  with respect to any series of offered debt securities (unless otherwise specified in the accompanying prospectus supplement), the acceleration, or failure to pay at maturity, of any of our indebtedness for money borrowed exceeding $100,000,000 in principal amount, which acceleration is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to us as provided in the applicable indenture;

  (f)
  certain events with respect to our bankruptcy, insolvency or reorganization, with the occurrence of any such event being referred to in this prospectus as a "bankruptcy default;" or

  (g)
  any other event of default established in accordance with the applicable indenture with respect to any series of debt securities.

        No event of default (other than a bankruptcy default) with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

        The indentures provide that if an event of default with respect to any series of debt securities shall have occurred and is continuing, either the trustee with respect to the debt securities of that series or the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series were sold at an original issue discount, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series and interest, if any, accrued thereon to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on debt securities of that series) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding.

        The indentures each contain a provision entitling the trustee with respect to any series of debt securities, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities of such series before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such debt securities. The indentures also provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series of debt securities, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series. The indentures each contain a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

        No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless (i) such holder previously shall have given the trustee for such series of debt securities written notice of an event of default with respect to debt securities of that series and (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and such trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any debt securities to receive payment of the principal of and any interest on such debt securities on or after the due dates expressed in such debt securities and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without consent of such holder.

Consolidation, Merger and Sale of Assets

        We covenant that we will not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person, unless (i) either we shall be the continuing corporation, or the successor corporation or the person which acquires by sale or conveyance substantially all of our assets (if other than us) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the applicable indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, and (ii) we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenants or condition.

        Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction in which we are involved.

No Personal Liability

        No past, present or future director, officer, employee or stockholder, as such, of ours or any successor of ours shall have any liability for any of our obligations under the debt securities or the indentures or for any claims based on, in respect of, or by reason of, such obligations or their creation.

Each holder of debt securities by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the debt securities.

The Trustee

        The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not the trustee provided it complies with the terms of the applicable indenture. The CNA Companies and the trustee may engage in normal and customary banking transactions from time to time.

DESCRIPTION OF JUNIOR DEBT SECURITIES

        The junior debt securities may be issued in one or more series under a junior subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), as trustee. The junior subordinated indenture is referred to in this prospectus as the "junior indenture" and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the junior indenture, is referred to in this prospectus as the "junior indenture trustee." The junior indenture has been qualified under the Trust Indenture Act of 1939 and is subject to that Act. The form of the junior indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the junior indenture and the junior debt securities. Because it is only a summary, it does not contain all of the details found in the full text of the junior debt securities and the junior indenture, including the definitions of certain terms used in the description of the junior debt securities in this prospectus, and those terms made a part of the junior indenture by the Trust Indenture Act of 1939.

General

        The junior indenture does not limit the aggregate principal amount of junior debt securities that may be issued thereunder and provides that junior debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies. Junior debt securities may be sold at par, a premium or a discount. As of December 31, 2015, we had approximately $2.5 billion aggregate principal amount of indebtedness for borrowed money which would rank senior to the junior debt securities, and no such indebtedness which is equal or junior to the junior debt securities. Because we are a holding company, the senior debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, which as of December 31, 2015 were approximately $41 billion, including $30 million of outstanding indebtedness.

        The junior debt securities will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.

        The applicable prospectus supplement may, to the extent applicable, provide information for the following terms of the junior debt securities:

  •
  the title of the junior debt securities or series thereof;

  •
  any limit upon the aggregate principal amount of the junior debt securities;

  •
  the date or dates on which the principal of the junior debt securities is payable, referred to in this prospectus as the "stated maturity," or the method of determination thereof;

  •
  the interest rate or rates, if any, for the junior debt securities, the dates on which any such interest shall be payable, our right, if any, to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date or the method by which any of the foregoing shall be determined;

  •
  the place or places where, subject to the terms of the junior indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the junior debt securities will be payable and where, subject to the terms of the junior indenture as described below under "Denominations, Registration and Transfer," the junior debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior debt securities and the junior indenture may be made, referred to in this prospectus as the "place of payment;"

  •
  our obligation or right, if any, to redeem, purchase or repay the junior debt securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  •
  the denominations in which any junior debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

  •
  if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior debt securities shall be payable, or which the junior debt securities shall be denominated;

  •
  any additions, modifications or deletions in our events of default or covenants specified in the junior indenture with respect to the junior debt securities;

  •
  if other than the principal amount thereof, the portion of the principal amount of junior debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

  •
  any additions or changes to the junior indenture with respect to a series of junior debt securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior debt securities and the manner in which such amounts will be determined;

  •
  the terms and conditions relating to the issuance of a temporary global securities representing all of the junior debt securities of such series and the exchange of such temporary global securities for definitive junior debt securities of such series;

  •
  subject to the terms described below under "Global Junior Debt Securities," whether the junior debt securities of the series shall be issued in whole or in part in the form of one or more global securities (which are referred to in this prospectus as "global junior debt securities") and, in such case, the depositary for such global junior debt securities, which depositary shall be a clearing agency registered under the Securities Exchange Act of 1934;

  •
  the appointment of any paying agent or paying agents;

  •
  the terms and conditions of any obligation or right of ours or a holder to convert or exchange the junior debt securities into other securities;

  •
  the form of the trust agreement and guarantee agreement, if applicable;

  •
  the relative degree, if any, to which such junior debt securities of the series shall be senior to or be subordinated to our other series of such junior debt securities or our other indebtedness in right of payment, whether such other series of junior debt securities or other indebtedness are outstanding or not; and

  •
  any other terms of the junior debt securities not inconsistent with the provisions of the junior indenture.

        If the purchase price of any of the junior debt securities is payable in a foreign currency or currencies or foreign currency unit or units or if the principal, premium, if any, and interest on any junior debt securities are payable in a foreign currency or currencies or currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of junior debt securities and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless otherwise specified in the applicable prospectus supplement, the junior debt securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior debt securities of any series will be exchangeable for other junior debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, and bearing the same terms.

        Junior debt securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent we designate for such purpose with respect to any series of junior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior indenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) we initially designate with respect to any series of junior debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of junior debt securities.

        In the event of any redemption, neither we nor the junior indenture trustee shall be required to (i) issue, register the transfer of or exchange junior debt securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior debt securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any junior debt securities so selected for redemption, except, in the case of any junior debt securities being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and any interest on junior debt securities will be made at the office of the junior indenture trustee in the City of New York or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option payment of any interest may be made (i) except in the case of global junior debt securities, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior debt securities will be made to the person in whose name such junior debt securities is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for each series of junior debt securities.

        All monies we pay to the junior indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal, premium, if any, or interest on any junior debt securities that remains unclaimed for two years after such principal, premium, if any, or interest has become due and payable, at our request, will be repaid to us. After this repayment, the holder of such junior debt securities will look only to us for payment thereof.

Global Junior Debt Securities

        The junior debt securities of a series may be issued in whole or in part in the form of one or more global junior debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global junior debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual junior debt securities represented thereby, global junior debt securities may not be transferred except as a whole by the depositary for such global junior debt securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of junior debt securities will be described in the prospectus supplement relating to such series. We anticipate that the provisions described above under the subheading "Description of the Debt Securities" in the heading "Global Securities" will generally apply to depositary arrangements with respect to the junior debt securities, as if the junior debt securities were "debt securities" as discussed in that section.

Option to Extend Interest Payment Date

        If provided in the applicable prospectus supplement, we shall have the right at any time and from time to time during the term of any series of junior debt securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, each such period referred to in this prospectus as an "extension period," subject to the terms, conditions and covenants, if any, specified in such prospectus supplement; provided that such extension period may not extend beyond the stated maturity of such series of junior debt securities.

Redemption

        Unless otherwise indicated in the applicable prospectus supplement, junior debt securities will not be subject to any sinking fund.

        Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the junior debt securities of any series in whole at any time or in part from time to time. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior debt securities so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such junior debt securities or portions thereof called for redemption.

Modification of Junior Indenture

        From time to time we and the junior indenture trustee may, without the consent of the holders of any series of junior debt securities, amend, waive or supplement the junior indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of junior debt securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the junior indenture under the Trust Indenture Act of 1939. The junior indenture contains provisions permitting us and the junior indenture trustee, with the consent of the holders of a majority in principal amount of each outstanding series of junior debt securities affected, to modify the junior indenture in a manner affecting the rights of the holders of such series of the junior debt securities; provided, that no such modification may, without the consent of the holder of each outstanding junior debt securities so affected, (i) change the stated maturity of any series of junior debt securities, or reduce the principal amount thereof, or reduce the rate (or change the manner of calculation of the rate) or extend the time of payment of interest thereon (except such extension as is contemplated hereby), (ii) change any of the redemption, conversion or exchange terms, (iii) reduce the percentage of principal amount of junior debt securities of any series, the holders of which are required to consent to any such modification of the junior indenture or (iv) modify the provisions relating to modifications, waivers of covenants or waivers of past default except under certain limited circumstances.

        In addition, we and the junior indenture trustee may execute, without the consent of any holder of junior debt securities, any supplemental junior indenture for the purpose of creating any new series of junior debt securities.

Junior Debt Related Events of Default

        The junior indenture provides that any one or more of the following described events with respect to a series of junior debt securities that has occurred and is continuing constitutes a "junior debt related event of default" with respect to such series of junior debt securities:

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  failure for 30 days to pay any interest on such series of the junior debt securities, when due (subject to the deferral of any due date in the case of an extension period);

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  failure to pay any principal or premium on such series of junior debt securities when due whether at maturity, upon redemption by declaration or otherwise;

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  failure to observe or perform in any material respect certain other covenants contained in the junior indenture for 90 days after written notice to us from the junior indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding junior debt securities; or

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  certain events with respect to our bankruptcy, insolvency or reorganization.

        The holders of a majority in aggregate outstanding principal amount of such series of junior debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior indenture trustee. The junior indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of junior debt securities may declare the principal due and payable immediately upon a junior debt related event of default. The holders of a majority in aggregate outstanding principal amount of such series of junior debt securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of junior debt securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior indenture trustee.

        The holders of a majority in aggregate outstanding principal amount of the junior debt securities affected thereby may, on behalf of the holders of all the junior debt securities, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior indenture trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each of the outstanding junior subordinated debt securities. We are required to file annually with the junior indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

        The junior indenture provides that we shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless: (i) in case we consolidate with or merge into another person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes our obligations on the junior debt securities issued under the junior indenture; (ii) immediately after giving effect thereto, no junior debt related event of default, and no event which, after notice or lapse of time or both, would become a junior debt related event of default, shall have happened and be continuing; and (iii) delivery of appropriate officers certificates and opinions of counsel satisfy the above listed conditions.

        Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the junior indenture and the junior debt securities do not contain any covenants or other provisions designed to afford holders of the junior debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction in which we are involved.

Satisfaction and Discharge

        The junior indenture provides that when, among other things, all junior debt securities not previously delivered to the junior indenture trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and we deposit or cause to be deposited with the junior indenture trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior debt securities not previously delivered to the junior indenture trustee for cancellation, for the principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the junior indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

        If and to the extent indicated in the applicable prospectus supplement, the junior debt securities of any series may be convertible or exchangeable into preferred securities or other securities. The specific terms on which junior debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of preferred securities or other securities to be received by the holders of junior debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

        In the junior indenture, we have agreed that any junior debt securities issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any proceedings with respect to our insolvency or bankruptcy, the holders of senior debt will be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on such senior debt before the holders of junior debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the junior debt securities.

        In the event of the acceleration of the maturity of any junior debt securities, the holders of all senior debt outstanding at the time of such acceleration will be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of junior debt securities will be entitled to receive or retain any payment in respect of the principal of, or premium, if any, or interest, if any, on the junior debt securities.

        No payments on account of principal, or premium, if any, or interest, if any, in respect of the junior debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

        "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

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  every obligation of such person for money borrowed;

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  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

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  every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

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  every capital lease obligation of such person;

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  all our indebtedness, whether incurred on or prior to the date of the junior indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, futures contracts, options and swaps and similar arrangements; and

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  every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

        "Senior debt" means the principal of (and premium, if any) and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior indenture or thereafter incurred (including, without limitation, debt incurred pursuant to the senior indenture and the subordinated indenture), unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior debt securities or to other debt which is pari passu with, or subordinated to, the junior debt securities; provided, however, that senior debt shall not be deemed to include:

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  any of our debt which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to us;

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  any of our debt to any of our subsidiaries;

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  debt to any of our employees;

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  any liability for taxes;

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  indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

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  any other junior debt securities.

        The junior indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior debt securities, may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Information concerning the Junior Indenture Trustee

        The junior indenture trustee, other than during the continuance of a junior debt related event of default, undertakes to perform only such duties as are specifically set forth in the junior indenture, and in the event an event of default has occurred and is continuing, exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The junior indenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The junior indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The junior indenture trustee in its individual or any other capacity may become the owner or pledgee of junior debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not the junior indenture trustee provided it complies with the terms of the junior indenture. The CNA Companies and the junior indenture trustee may engage in normal and customary banking transactions from time to time.

No Personal Liability

        No past, present or future director, officer, employee or stockholder, as such, of ours or any successor of ours shall have any liability for any of our obligations under the junior debt securities or the junior indenture or for any claims based on, in respect of, or by reason of, such obligations or their creation. Each holder of junior debt securities by accepting such junior debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the junior debt securities.

 DESCRIPTION OF COMMON STOCK

        We are authorized to issue 500 million shares of common stock. As of December 31, 2015, approximately 273 million shares of common stock were issued and approximately 270 million shares were outstanding. The common stock has a par value of $2.50 per share. As of March 4, 2016, Loews Corporation owned approximately 90% of our outstanding common stock.

        The following summary description of the terms of the common stock sets forth certain general terms and provisions of the common stock. This description is qualified in its entirety by reference to our certificate of incorporation, as amended, and our by-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

Dividends

        Subject to the rights of the holders of preferred stock, holders of common stock are entitled to receive dividends and other distributions in cash, stock or our property, when, as and if declared by our board of directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends and distributions.

Voting Rights

        At every meeting of stockholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights of the holders of preferred stock and as otherwise required by Delaware law, any action submitted to stockholders (other than the election of directors) is approved, if approved by a majority of the stock having voting power present at a meeting at which there is a quorum. A quorum generally requires the presence, in person or proxy, of the holders of a majority of the stock issued and outstanding. Delaware law requires that the holders of a majority of the issued and outstanding shares of stock, eligible to vote thereon, approve (i) amendments to the certificate of incorporation, (ii) most mergers and consolidations and (iii) sale of all or substantially all of our assets.

Liquidation Rights

        In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.

Miscellaneous

        The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock is not subject to redemption.

        The transfer agent and registrar with respect to our common stock is Wells Fargo Bank, N.A. Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The trading symbol for our common stock is "CNA."

 DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 12.5 million shares of preferred stock, without par value, in one or more series. As of December 31, 2015, there were no shares of our preferred stock outstanding. All shares of preferred stock, irrespective of series, will constitute one and the same class. The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. Certain terms of any series of preferred stock offered by the prospectus supplement will be described in the prospectus supplement relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

        Except as set forth in the applicable prospectus supplement, the following summary description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. This description is qualified in its entirety by reference to our certificate of incorporation and by-laws, which are incorporated by reference to our registration statement of which this prospectus forms a part.

General

        Our board of directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of preferred stock, including:

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  the designation and number of shares comprising such series, which may be increased or decreased from time to time by our board of directors;

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  the dividend rate or rates on the shares of such series and the relation which such dividends bear to the dividends payable on any other class or classes or of any other series of capital stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the dates from which dividends shall accumulate;

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  whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

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  the rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, which rights may vary depending on whether such liquidation, dissolution, distribution or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates;

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  whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

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  whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our capital stock, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

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  the voting powers, full and/or limited, if any, of the shares of such series; and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more matters;

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  whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

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  any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as our board of directors may deem advisable.

        Unless otherwise specifically described in the applicable prospectus supplement for a series of preferred stock, all shares of preferred stock shall be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.

        The description of certain provisions of the preferred stock described below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations that relates to a particular series of preferred stock.

Dividend Rights

        Except as may be set forth in an applicable prospectus supplement relating to a series of preferred stock, the holders of preferred stock shall be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the applicable prospectus supplement relating to a particular series of preferred stock.

        Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on our stock register on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends payable on the preferred stock for any period less than a full dividend period (being the period between such dividend payment dates) will be computed on the basis of the actual number of days elapsed over a 360 day year. For a full dividend period, the amount of dividends payable will be computed on the basis of a 360 day year consisting of twelve 30 day months. Except as may be set forth in the prospectus supplement relating to a series of preferred stock, such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any dividend period, dividends at the rate or rates as described in the applicable prospectus supplement relating to such series of preferred stock shall not have been declared and paid or set apart for payment on all outstanding shares of preferred stock for such dividend period and all preceding dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the common stock by us. After payment in full of all dividend arrearages on the preferred stock, dividends on the common stock may be declared and paid out of funds legally available for that purpose as our board of directors may determine.

Redemption

        The applicable prospectus supplement will describe whether and under what circumstances (i) any shares of preferred stock may be redeemed by us and (ii) the holders of preferred stock may require us to redeem any or all of such shares.

Conversion or Exchange

        The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for shares of any other class or classes, or of any other series of any class, of our capital stock and/or other property or cash, as described in the applicable prospectus supplement.

Voting Rights

        The holders of preferred stock will have such voting rights, if any, as described in the applicable prospectus supplement relating to a series of preferred stock. Unless and except to the extent required by the law or provided by our board of directors, holders of preferred stock shall have no voting power with respect to any matter. In no event shall the preferred stock be entitled to more than one vote per share in respect of each share of stock.

        The holders of the outstanding shares of a series of preferred stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such series of preferred stock, change from a no par value to a par value series of preferred stock, or alter or change the powers, preferences, or special rights of the shares of such series of preferred stock so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of preferred stock so as to affect them adversely, but shall not so affect the entire series, then only the shares of the series so affected by the amendment shall be considered a separate series for purposes of this paragraph. The number of authorized shares of any such series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote irrespective of the previous two sentences, if so provided in our certificate of incorporation, in any amendment thereto which created such series of preferred stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such series of preferred stock. This paragraph is subject to any amendments to Delaware law regarding these matters.

        The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding preferred stock.

Liquidation Rights

        Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the applicable prospectus supplement relating to a series of preferred stock.

Miscellaneous

        The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as described in the applicable prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus, but on or before issuance of the related series of preferred stock.

 DESCRIPTION OF DEPOSITARY SHARES

        Unless otherwise set forth in the applicable prospectus supplement, the description set forth below of certain provisions of the deposit agreement and of the depositary shares and depositary receipts summarizes the expected material terms of the deposit agreement and of the depositary shares and depositary receipts, and is qualified in its entirety by reference to, the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

        We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select, such bank or trust company is referred to in this prospectus as the "preferred stock depositary." The prospectus supplement relating to a series of depositary shares will set forth the name and address of the preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares of preferred stock) underlying such depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions in respect to the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by such holders.

        In the event of a distribution other than in cash in respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by such holders, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

        The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Conversion and Exchange

        If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

        If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price upon such redemption. Any funds we deposit with the preferred stock depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

        Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in such notice to the record holders of the depositary receipts. Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing such preferred stock.

Record Date

        Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (ii) the preferred stock depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the preferred stock depositary shall, in each such instance, fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (y) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (z) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated below under the subheading "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding depositary receipts.

        Whenever we so direct, the preferred stock depositary will terminate the deposit agreement by mailing notice of such termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The preferred stock depositary may likewise terminate the deposit agreement if at any time 45 days shall have expired after the preferred stock depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue (i) to collect dividends on the preferred stock and any other distributions with respect thereto and (ii) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Charges of Preferred Stock Depositary

        We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

        The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office all reports and communications from us which are delivered to the preferred stock depositary as the holder of preferred stock.

        Neither we nor the preferred stock depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties thereunder without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties thereunder in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

        The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment; provided, that if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to us, the preferred stock depositary may terminate the deposit agreement.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase debt securities, junior debt securities, preferred stock (or depositary shares representing preferred stock) or common stock, referred to collectively in this prospectus as the "underlying warrant securities," and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the offered warrants hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

        The applicable prospectus supplement may describe the specific terms of any warrants for which this prospectus is being delivered, including the following (to the extent applicable):

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the issue price or prices of such warrants;

  •
  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

  •
  the designation and terms of the underlying warrant securities purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

  •
  the exercise date and expiration date for such warrants;

  •
  whether such warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant securities;

  •
  if applicable, the date on and after which such warrants and the related underlying warrant securities will be traded separately;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF PURCHASE CONTRACTS
AND PURCHASE UNITS

        We may issue purchase contracts, representing contracts obligating holders to purchase from us, and we to sell to the holders, a specified quantity of debt securities, junior debt securities, common stock, preferred stock, depositary shares or warrants at a future date or dates. The price of the securities subject to a purchase contract may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units, referred to in this prospectus as "purchase units," consisting of a purchase contract and either (i) debt securities or junior debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the applicable securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts, referred to in this prospectus as "prepaid securities," upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

        We may sell any series of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.

        We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

CERTAIN ERISA MATTERS

        Subject to the restrictions described below and unless otherwise provided in the applicable prospectus supplement, the securities described in this prospectus may be held by (i) plans that are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, also referred to as "ERISA," or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), such plans referred to herein as "Plans," (ii) plans that are subject to provisions under federal, state or other laws, referred to as "Similar Law," that are substantially similar to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and/or Section 4975 of the Code, such plans referred to herein as "Similar Law Plans," and (iii) entities whose underlying assets are considered to include "plan assets" of any such Plans or Similar Law Plans. A fiduciary of any Plan or Similar Law Plan must determine that the purchase and holding of the securities or an interest therein is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Law.

        Under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is applicable, the purchase and, in certain cases, the holding of securities by a Plan with respect to which (i) we or any of our affiliates or (ii) any underwriter, dealer or agent selling the securities or any of their affiliates is a "party in interest" or "disqualified person" (as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively) could constitute a prohibited transaction. Accordingly, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) it is not, and is not acting on behalf of, any Plan or Similar Law Plan or (ii) its purchase and holding of the securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchaser or holder relied on an available prohibited transaction exemption, all of the conditions of which are satisfied, or in a violation of any applicable Similar Law.

        The sale of any securities to a Plan or Similar Law Plan is in no respect a representation by us, or by any underwriter, dealer or agent selling the securities, that such an investment meets all of the legal requirements with respect to investments by any particular Plan or Similar Law Plan or that such an investment is appropriate for any particular Plan or Similar Law Plan.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Jonathan D. Kantor, Esq., our Executive Vice President, General Counsel and Secretary.

EXPERTS

        The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

SEC registration fee		*
Fees of rating agencies		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Miscellaneous		**
Total	$	**

*
Omitted because no additional fee being paid.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the expenses associated with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement to the prospectus included in this registration statement.

Item 15.    Indemnification of Directors and Officers.

        The following is a summary of the statutory, by-laws and trust agreement provisions under which directors and officers of CNA Financial Corporation ("CNAF") are insured or indemnified against liability in their capacities as such. The registrant was formed in Delaware. The following is only a general summary of certain aspects of Delaware law and CNAF's by-laws, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware General Corporation Law (the "DGCL") and Article X of CNAF's by-laws.

        Section 145(a) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful."

        With respect to derivative actions, Section 145(b) of the DGCL provides that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor [by reason of the person's service in one of the capacities specified in the preceding paragraph] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        Article X of CNAF's by-laws contains provisions similar to Section 145 of the DGCL, although providing mandatory indemnification in certain of the circumstances covered by Section 145(a) of the DGCL.

        Such indemnification may apply to claims arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling CNAF pursuant to the foregoing provisions, CNAF has been informed that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in that Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CNAF of expenses incurred or paid by a director, officer or controlling person of CNAF in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CNAF will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        CNAF maintains directors' and officers' liability insurance, subject to appreciable deductibles at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.

Item 16.    Exhibits.

        A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

(1)
Each of the undersigned registrants hereby undertakes:

a.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertaking set forth in paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  b.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  c.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(3)
Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.
Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

  c.
  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

  d.
  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(4)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CNAF's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrants, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)
Each of the undersigned registrants hereby undertakes that:

a.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by one or more of the undersigned registrants pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

b.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 1, 2016.

CNA FINANCIAL CORPORATION
By:	/s/ THOMAS F. MOTAMED Thomas F. Motamed Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ THOMAS F. MOTAMED Thomas F. Motamed	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 1, 2016
/s/ D. CRAIG MENSE D. Craig Mense	Executive Vice President and Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	April 1, 2016
/s/ PAUL J. LISKA Paul J. Liska	Director	April 1, 2016
/s/ JOSE O. MONTEMAYOR Jose O. Montemayor	Director	April 1, 2016
/s/ DON M. RANDEL Don M. Randel	Director	April 1, 2016
/s/ JOSEPH ROSENBERG Joseph Rosenberg	Director	April 1, 2016
/s/ ANDREW H. TISCH Andrew H. Tisch	Director	April 1, 2016

Name	Title	Date

/s/ JAMES S. TISCH James S. Tisch	Director	April 1, 2016
/s/ MARVIN ZONIS Marvin Zonis	Director	April 1, 2016

EXHIBIT INDEX

Exhibit		Document Description
1.1	†	Form of Underwriting Agreement.

3.1		Certificate of Incorporation of CNA Financial Corporation, as amended May 6, 1987 (incorporated by reference as Exhibit 3.1 of CNAF's Registration Statement on Form S-8 (File No. 333-65493) filed October 9, 1998).

3.2		Certificate of Amendment to Certificate of Incorporation of CNA Financial Corporation, dated May 14, 1998 (incorporated by reference as Exhibit 3.1a of CNAF's Annual Report on Form 10-K for the year ended December 31, 2006).

3.3		Certificate of Amendment to Certificate of Incorporation of CNA Financial Corporation, dated May 10, 1999 (incorporated by reference as Exhibit 3.1 of CNAF's Annual Report on Form 10-K for the year ended December 31, 1999).

3.4		By-Laws of CNA Financial Corporation, as amended effective October 24, 2012 (incorporated by reference to Exhibit 3.1 of CNAF's Current Report on Form 8-K filed October 24, 2012).

4.1		Senior Debt Indenture, dated as of March 1, 1991, between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as Trustee (incorporated by reference to Exhibit 4.1 of CNAF's Current Report on Form 8-K filed December 16, 2004).

4.2		First Supplemental Indenture of the Senior Indenture, dated as of October 15, 1993, between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as Trustee (incorporated by reference to Exhibit 4.2 of CNAF's Current Report on Form 8-K filed December 16, 2004).

4.3		Second Supplemental Indenture of the Senior Indenture, dated as of December 15, 2004, between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as Trustee (incorporated by reference to Exhibit 4.3 of CNAF's Current Report on Form 8-K filed December 16, 2004).

4.4	†	Third Supplemental Indenture of the Senior Indenture, dated as of February 24, 2016, among CNA Financial Corporation and The Bank of New York Mellon Trust company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), as first trustee, and U.S. Bank National Association as separate trustee under such Indenture in respect of the 4.500% Senior Notes Due 2026 (incorporated by reference to Exhibit 4.2 of CNAF's Current Report on Form 8-K filed February 23, 2016).

4.5		Form of Subordinated Indenture between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as Trustee (incorporated by reference to Exhibit 4.4 of CNAF's Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

Exhibit		Document Description
4.6		Form of Junior Subordinated Indenture between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as Trustee (incorporated by reference to Exhibit 4.5 of CNAF's Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.7	†	Form of Preferred Stock Certificate of Designation.

4.8	†	Form of Deposit Agreement, including form of Depositary Shares.

4.9	†	Form of Warrant Agreement, including form of Warrant.

4.10	†	Form of Purchase Contract Agreement.

5.1	*	Opinion of Jonathan D. Kantor, Esq.

12.1		Statements re Computation of Ratios (incorporated by reference to Exhibit 12.1 of CNAF's Form 8-K filed February 23, 2016).

23.1	*	Consent of Jonathan D. Kantor, Esq. (included as part of Exhibit 5.1).

23.2	*	Consent of Deloitte & Touche LLP.

25.1	*	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Senior Indenture.

25.2	*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Indenture.

25.3	*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Subordinated Indenture.

25.4	*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Junior Subordinated Indenture.

†
To the extent applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

*
Filed herewith